Exhibit 99

Patterson Companies Reports Improved First Quarter Operating Results.

St. Paul, MN—August 23, 2007—Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $701,403,000 for the first quarter of fiscal 2008 ended July 28, an increase of 7% from $655,488,000 in the year-earlier quarter. Net income came to $47,544,000 or $0.35 per diluted share, up 14% from $41,584,000 or $0.30 per diluted share in the first quarter of fiscal 2007.

First quarter earnings benefited from an increase in the gross margin of its dental business, which accounts for approximately 75% of Patterson’s sales, as well as further improvements in Patterson’s overall cost structure.

Sales of Patterson Dental, Patterson’s largest business, increased 6% to $499,727,000 in this year’s first quarter.

•	Sales of consumable dental supplies and printed office products increased 6%.

•

Sales of dental equipment increased 4% in the first quarter. Sales of basic dental equipment rose 8%, which included a solid contribution from digital radiography systems and related software. Sales of CEREC 3D® dental restorative systems declined in the first quarter as the process of transitioning significant product upgrades into the marketplace took longer than anticipated during this period.

•	Sales of other services and products, consisting primarily of technical service parts and labor, software support services and artificial teeth increased 11% in the first quarter.

Sales of the Webster Veterinary unit increased 10% in the first quarter of fiscal 2008 to $110,414,000. Sales of Patterson Medical, Patterson’s rehabilitation supply and equipment unit, rose 10% to $91,262,000, which included contributions from the six branch offices that have been opened since last year’s second quarter.

James W. Wiltz, president and chief executive officer, commented: “We are generally pleased by the first quarter performance of our dental business, which benefited from solid sales of consumable supplies and basic equipment. Demand also remained strong for digital radiography systems and software. In addition, we are experiencing solid demand, consistent with our expectations, from existing customers for the upgraded CEREC crown milling chamber that was introduced toward the end of fiscal 2007. The rate at which we receive the new milling chambers from the manufacturer will dictate the pace at which we can meet customer demand over the balance of fiscal 2008. We continue to believe that CEREC sales should strengthen as we progress through this fiscal year.”

He continued: “Patterson’s veterinary business benefited from continued sales growth of consumable supplies and a 30% increase in sales of equipment and IntraVet® practice management software. Webster’s strategic emphasis on equipment and software is a key part of the unit’s ongoing effort to expand its full-service, value-added proposition. Patterson Medical also recorded another quarter of solid sales growth, due to the positive impact of its branch office strategy and other growth initiatives. Like Webster, Patterson Medical is focused on strengthening its value-added platform, making us confident this business is on course towards realizing its potential in the large and growing rehabilitation market.”

Patterson is forecasting earnings of $0.39 to $0.41 per diluted share for the second quarter of fiscal 2008 ending October 27, 2007. Patterson also reiterated its previously issued fiscal 2008 financial guidance of $1.73 to $1.77 per diluted share.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:
R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415

First Quarter Conference Call and Replay

Patterson’s first quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. Listeners should go to this website at least 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived on Patterson’s web site. A replay of the first quarter conference call can be heard through August 30, 2007 by dialing 1-303-590-3000 and providing the 11095621 confirmation code.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended
	July 28, 2007	July 29, 2006
Net sales	$701,403	$655,488

Gross profit	237,134	222,414

Operating expenses	161,927	153,877

Operating income	75,207	68,537

Other income (expense), net	605	(1,841)

Income before taxes	75,812	66,696

Income taxes	28,268	25,112

Net income	$47,544	$41,584

Earnings per share:
Basic	$0.35	$0.30
Diluted	$0.35	$0.30

Shares:
Basic	135,785	138,208
Diluted	136,745	139,168

Gross margin	33.8%	34.0%

Operating expenses as a % of net sales	23.1%	23.5%

Operating income as a % of net sales	10.7%	10.5%

Effective tax rate	37.3%	37.7%

Return on net sales	6.8%	6.3%

-more-

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	July 28, 2007	April 28, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$294,232	$241,791
Receivables, net	333,642	361,401
Inventory	280,878	250,207
Prepaid expenses and other current assets	34,589	33,091

Total current assets	943,341	886,490

Property and equipment, net	132,179	131,952
Goodwill and other intangible assets	764,446	762,930
Other	156,834	158,948

Total Assets	$1,996,800	$1,940,320

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$171,403	$182,761
Other accrued liabilities	138,401	144,694
Current maturities of long-term debt	50,008	50,014

Total current liabilities	359,812	377,469

Long-term debt	130,077	130,010
Other non-current liabilities	68,020	53,627

Total liabilities	557,909	561,106

Stockholders' equity	1,438,891	1,379,214

Total Liabilities and Stockholders' Equity	$1,996,800	$1,940,320

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PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 28, 2007	July 29, 2006
Consolidated Net Sales
Consumable and printed products	$463,541	$433,815
Equipment and software	180,860	169,445
Other	57,002	52,228

Total	$701,403	$655,488

Dental Supply
Consumable and printed products	$295,407	$279,417
Equipment and software	152,733	146,998
Other	51,587	46,294

Total	$499,727	$472,709

Rehabilitation Supply
Consumable and printed products	$66,322	$61,786
Equipment	21,175	17,146
Other	3,765	3,733

Total	$91,262	$82,665

Veterinary Supply
Consumable and printed products	$101,812	$92,612
Equipment and software	6,952	5,301
Other	1,650	2,201

Total	$110,414	$100,114

Other Income (Expense), net
Interest income	$2,348	$1,947
Interest expense	(2,497)	(3,806)
Other	754	18

	$605	$(1,841)

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 28, 2007	July 29, 2006
Operating activities:
Net income	$47,544	$41,584
Depreciation & amortization	6,083	6,244
Stock-based compensation	1,969	2,068
Change in assets and liabilities, net of acquired	(2,456)	2,626

Net cash provided by operating activities	53,140	52,522
Investing activities:
Additions to property and equipment, net	(5,007)	(6,665)
Acquisitions	(2,828)	(4,064)

Net cash used in investing activities	(7,835)	(10,729)

Net cash provided by (used in) financing activities	7,136	(961)

Net increase in cash and cash equivalents	$52,441	$40,832